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                                                                      Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-8 filed on or about August 8, 1999 of Grand Central Financial Corp. of our report dated February 17, 2000 related to the consolidated balance sheets of Grand Central Financial Corp. as of December 31, 1999 and 1998 and the related consolidated statements of operations, shareholders' equity and cash flows for the years then ended, which report is included in this Form 10-KSB.


                                               /s/ Crowe, Chizek and Company LLP

                                               ---------------------------------
                                                   Crowe, Chizek and Company LLP

Cleveland, Ohio
March 20, 2000